UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

August 5, 2025

THE CAMPBELL’S COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campbell Place
Camden, New Jersey 08103-1799
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (856) 342-4800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement

Effective August 5, 2025, The Campbell’s Company (the “Company”) entered into an Extension Agreement (the “Amendment”) to its $1.85 billion Five-Year Credit Agreement, dated as of April 16, 2024, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (the “Credit Agreement”). The Amendment extends the maturity date of the Credit Agreement by one year from April 16, 2029 to April 16, 2030. All other terms and conditions of the Credit Agreement remain in full force and effect. The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, one or more of the lenders under the Credit Agreement, as amended, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Extension Agreement, dated as of August 5, 2025, by and among The Campbell’s Company, the Eligible Subsidiaries party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CAMPBELL’S COMPANY
(Registrant)

Date: August 5, 2025	By:	/s/ Carrie L. Anderson
Carrie L. Anderson
Executive Vice President and Chief Financial Officer